Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of ALTERNATIVE ENERGY AND ENVIRONMENTAL SOLUTIONS, INC. (the “Company”) on 10-Q for the period ended October 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Scott Williams, President and Chief Executive Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of ALTERNATIVE ENERGY AND ENVIRONMENTAL SOLUTIONS, INC.

By:	/s/ Scott Williams
Name:	Scott Williams
Title:	President, Chief Executive Officer, Director
(Principal Executive Officer)

Date:  December 20, 2011